EXHIBIT 32.1

Richard J. DeVries, President and Chief Executive Officer of Pavilion Bancorp, Inc. and Mark D. Wolfe, Senior Vice President and Chief Financial Officer of Pavilion Bancorp, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Pavilion Bancorp, Inc..

Dated: May 15, 2007

/s/ Richard J. DeVries —————————————— Richard J. DeVries President and Chief Executive Officer /s/ Mark D. Wolfe —————————————— Mark D. Wolfe Senior Vice President of Finance and Chief Financial Officer